UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2004
Date of Report (Date of earliest event reported)

Golden Telecom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27423	51-0391303
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Representation Office Golden TeleServices, Inc.
1 Kozhevnichesky Proezd
Moscow, Russia 115114
(Address of principal executive office)

(011-7-501) 797-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Investor Presentation

Item 8.01. Other Events.

     Golden Telecom, Inc.’s (“GTI” or the “Company”) designated representatives will participate in investor conferences on September 8 through September 10, 2004 in New York, New York, United States of America.

     Attached hereto as Exhibit 99.1 is GTI’s Investor Presentation.

     Certain statements contained in this presentation or made during the meeting concerning management’s intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the Comincom acquisition, estimates of future financial and operating performance, expectations regarding future market position, opportunities, and growth, geographical markets that we plan to enter, and effectiveness of our strategic responses. It is important to note that the Company’s actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include the Company’s ability to consummate potential acquisitions, the Company’s ability to efficiently integrate the acquired companies, unanticipated changes in customer demand, changes in competitive product offerings, increased price competition, changes in the macroeconomic and political environment, changes in local regulatory regimes, or shifts in strategy by the Company’s partners. All forward looking statements are made as of September 3, 2004 and GTI disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the Company’s annual report on Form 10K for the year ended December 31, 2003 and the Company’s quarterly report on Form 10Q for the quarter ended June 30, 2004 and other filings with the United States Securities and Exchange Commission (“SEC”). Copies of these filings may be obtained by contacting GTI or the SEC.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Designation	Description of Exhibit
99.1	Golden Telecom, Inc.’s Investor Presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN TELECOM, INC. (Registrant)
	By:	/s/ MICHAEL D. WILSON
		Name:	Michael D. Wilson
Date: September 8, 2004		Title:	Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Designation	Description of Exhibit
99.1	Golden Telecom, Inc.’s Investor Presentation.